UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of earliest event reported) August 25, 2006

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2100 Seaport Boulevard
Redwood City, CA	94063
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (650) 480-8000

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, pursuant to the press release furnished as Exhibit 99.1 hereto, Openwave Systems, Inc. (the “Company”) announced that it had entered into a Severance and Release Agreement (the “Severance Agreement”) with Steve Peters, the Company’s Chief Administrative Officer, effective August 25, 2006. The Severance Agreement provides for Mr. Peters’ resignation as the Company’s Chief Administrative Officer effective September 30, 2006. The Severance Agreement also provides that, from October 1, 2006 until December 23, 2006 (“Transition Period”), Mr. Peters will continue to serve as a part-time employee advisor. During the Transition Period, Mr. Peters is entitled to receive twenty percent (20%) of his current salary and will continue to vest in his outstanding options and restricted stock as well as continue to be eligible for standard benefits available to full-time Openwave employees, including without limitation healthcare insurance, vacation accrual, life insurance, and disability insurance. During the Transition Period, Mr. Peters will not be eligible to participate in the Company’s Corporate Incentive Plan.

Pursuant to the Severance Agreement and provided that Mr. Peters executes all necessary documentation, on December 31, 2006, the Company agrees to: 1) pay Mr. Peters three hundred thousand dollars ($300,000 ); 2) accelerate the vesting of 80,232 shares of previously granted restricted stock; 3) continue to provide Mr. Peters, at the Company’s expense, medical, dental and vision insurance benefit coverage in coordination with COBRA for a period of twelve (12) months; and 4) allow Mr. Peters to retain the Company cellular telephone and laptop computer.

Except as set forth therein, the Severance Agreement supersedes all prior employment agreements between the Company and Mr. Peters. The foregoing description is qualified in its entirety by the terms of the Severance Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Severance Agreement supersedes the Amended and Restated Employment Terms Letter Agreement by and between the Company and Steve Peters dated October 4, 2004 and all other agreements, plans, programs, policies, and arrangements relating to the terms of Mr. Peters’ employment with the Company. The material terms of the Severance Agreement are described under Item 1.01 above and incorporated by reference into this Item 1.02.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 31, 2006, the Company announced its restructuring plan to better align the Company’s resources among its operational groups and reduce the numbers of layers of management between customers and field and product organizations (the “Restructuring Plan”). The press release describing the Restructuring Plan is furnished as Exhibit 99.1 hereto. The Company expects to incur approximately $8.5 to $10.0 million in pre-tax restructuring and related charges associated with this Restructuring Plan and accelerated depreciation of abandoned assets to be recognized over the four months ending December 31, 2006. Included in the restructuring and other charges are approximately $5.5 to $6.5 million related to employee termination benefits and approximately $1.6 to $2.1 million in stock compensation expense related to employee termination benefits. Additionally, the company expects to incur approximately $1.4 million related to accelerated depreciation of abandoned assets.

The Company expects to complete the activities related to the Restructuring Plan by September 30, 2006. These associated charges are expected to be recorded in the Company’s fiscal first and second quarter results.

The estimated pre-tax restructuring and related charges of approximately $5.5 to $6.5 million represents the Company’s estimate of future cash outlays for employee termination benefits. The estimated charges of $1.6 to $2.1 million and $1.4 million associated with stock compensation expense and accelerated depreciation, respectively, represent non-cash charges. The activities related to the Restructuring Plan and other actions are expected to reduce up to $2.0 million in future quarterly personnel and facilities expenses.

Item 2.06 Material Impairments.

The Company has abandoned certain financial system-related assets in favor of alternative systems that management believes will be more efficient. The discussion appearing above under Item 2.05 regarding the impairment of abandoned assets is hereby incorporated by reference in response to this Item 2.06.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of a transition of duties, the Company and Al Snyder, the Company’s Chief Operating Officer, have agreed that effective immediately, Mr. Snyder is no longer the Company’s principal operating officer. David Peterschmidt, the Company’s President and Chief Executive Officer, will act as the Company’s principal operating officer. Mr. Peterschmidt currently serves as the Company’s principal executive officer as well. In addition, Mr. Snyder has indicated that he intends to resign from the Company effective January 1, 2007.

Item 9.01 Financial Statements and Exhibits.

10.1	Agreement between Steve Peters and Openwave, Inc. effective August 25, 2006

99.1	Press release dated August 31, 2006

Exhibit 99.1 is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Registrant’s plans, objectives, expectations and intentions, including forward-looking statements regarding the Registrant’s operating results. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including general economic conditions and other factors described in the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2006. The Registrant assumes no obligation to update forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ HAROLD L. COVERT
Name:	Harold L. Covert
Title:	EVP & Chief Financial Officer

Date: August 31, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement with Steve Peters effective August 25, 2006

99.1	Press release dated August 31, 2006

Exhibit 99.1 is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.